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                                                                 EXHIBIT 99.1(d)

                            ARTICLES SUPPLEMENTARY
                                      OF
                     PRUDENTIAL JENNISON SERIES FUND, INC.

                               *  *  *  *  *  *
                          Pursuant to Section 2-208.1
                    of the Maryland General Corporation Law
                               *  *  *  *  *  *

        Prudential Jennison Series Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

        SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 3,000,000,000 shares of common stock, par value $.001 each, having an aggregate par value of $3,000,000 and the total number of shares of common stock that the Corporation has authority to issue is being increased in accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on August 26, 1997.

        THIRD: Of the 3,000,000,000 shares of common stock which the Corporation has authority to issue, 1,000,000,000 shares shall be a series of common stock designated "Prudential Jennison Growth Fund," 1,000,000,000 shares shall be a series of common stock designated "Prudential Jennison Growth & Income Fund," and 1,000,000,000 shares shall be a series of common stock designated "Prudential Jennison Active Balanced Fund." The aggregate par value of each series is $1,000,000. Each of the series shall be divided into four classes, as follows: 250,000,000 shares of Class A common stock, 250,000,000 shares of Class B common stock, 250,000,000 shares of Class C common stock and 250,000,000 shares of Class Z common stock. The aggregate par value of Class A, Class B, Class C and Class Z shares within each series is $250,000.

        FOURTH: Heretofore, the number of authorized shares which the Corporation has authority to issue was 2,500,000,000, with an aggregate par value of $2,500,000, divided into two series, Prudential Jennison Growth Fund and Prudential Jennison Growth & Income Fund, each of which consisted of four classes, as follows: 500,000,000 shares of Class A common stock, 250,000,000 shares of Class B common stock, 250,000,000 shares of Class C common stock and 250,000,000 shares of Class Z common stock.
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        IN WITNESS WHEREOF, PRUDENTIAL JENNISON SERIES FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on August 26, 1997.

                                           PRUDENTIAL JENNISON SERIES FUND, INC.

                                           By:  /s/Richard A. Redeker
                                              ----------------------------------
                                              Richard A. Redeker
                                              President

Attest: /s/Marguerite E. H. Morrison
        ----------------------------
        Marguerite E. H. Morrison
        Assistant Secretary



THE UNDERSIGNED, President of Prudential Jennison Series Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        /s/Richard A. Redeker
                                        ----------------------------
                                        Richard A. Redeker
                                        President







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